EXHIBIT 11.1

                       HENRY SCHEIN, INC. AND SUBSIDIARIES

                   COMPUTATION OF PRO FORMA EARNINGS PER SHARE


                                                                Three Months Ended                   Twelve Months Ended
                                                       -----------------------------------    ---------------------------------
                                                         December 28,       December 30,      December 28,        December 30,
                                                             1996               1995                1996               1995
                                                       -----------------   ---------------    ---------------   ---------------
Pro forma net income per consolidated statements
    of operations (in thousands)                       $           7,372    $        4,312          $  19,340   $         9,407
                                                       =================   ===============    ===============   ===============

Pro forma weighted average common shares
    outstanding:
    Shares outstanding at December 25, 1993                   11,390,544        11,390,544         11,390,544        11,390,544
    1994 issuances:
      Shares issued, in part, to extinguish liability
          under long-term executive incentive
          compensation plan                                      489,456           489,456            489,456           489,456
      Shares issued to ESOP trust in 12/94                       128,257           128,257            128,257           128,257
      Stock options granted and to be granted in 1995
          at an exercise price of $4.21 per share (1)            221,397           237,897            221,397           237,897
      IPO Options (Class B)                                      408,400           263,486            408,400            65,871
    1995 issuances:
      IPO Shares                                               5,090,000         3,244,176          5,090,000           811,044
      Shares issued as of September 1, 1995 in
          connection with one of the Acquisitions              1,260,416         1,227,478          1,260,416           410,749
                                                         ---------------    --------------     --------------    --------------

                                                              18,988,470        16,981,294         18,988,470        13,533,818
      Less: Treasury stock                                       (59,275)          ----               (55,401)          ----
                                                         ---------------    --------------     --------------    --------------
                                                              18,929,195        16,981,294         18,933,069        13,533,818
    1996 issuances:
       Secondary Offering Shares                               3,734,375           ----             1,959,521           ----
       Shares issued to ESOP trust on August 9, 1996              24,210           ----                 9,378           ----
       Shares issued on July 10, 1996 in
           connection with one of the Acquisitions                37,197           ----                17,577           ----
       Additional Class B Options                                 42,800           ----                42,800           ----
       Stock options granted pursuant to the
       1996 Non-Employee Director Stock Option Plan               10,000           ----                 7,802           ----
       Shares issued on November 1, 1996 in
           connection with one of the Acquisitions                75,200           ----                18,800           ----
                                                         ---------------    --------------     --------------    --------------
                                                              22,852,977        16,981,294         20,988,947        13,533,818
    Less assumed repurchase of shares under treasury
          stock method based on an average price of
          $34.129 per share (2):
      Stock options----221,397 shares
                           x $4.21
                           $932,081 / $34.129                    (24,820)(4)       (42,313)(3)        (27,311)(5)       (42,313)(3)

      Non-Employee Stock options----10,000 shares
                             x $29.00
                           $290,000 / $34.129                     (7,722)(4)          ----             (6,630)(5)          ----

      IPO options----403,200 shares
                             x $16.00
                             ________
                           $6,451,200 / $34.129                 (171,785)(4)      (178,106)          (189,024)(5)       (44,526)

      New options----35,000 shares
                             x $29.50
                             ________
                           $1,032,500 / $34.129                  (27,494)(4)          ----            (30,253)(5)          ----

      New options----10,000 shares
                             x $31.00
                             ________
                           $310,000 / $34.129                     (8,255)(4)          ----             (9,083)(5)          ----

      New options----3,000 shares
                             x $36.25
                             ________
                           $108,750 / $34.129                     (3,000)(4)          ----             (3,000)(5)          ----


                                                         ---------------    --------------     --------------    --------------
Pro forma weighted average common shares
    outstanding                                               22,609,901        16,760,875         20,723,646        13,446,979
                                                         ===============    ==============     ==============    ==============

Pro forma net income per common share                    $          0.33    $        0.26      $         0.93    $         0.70
                                                         ===============    ==============     ==============    ==============

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(1)   Considered "cheap stock" and treated outstanding since January 1, 1995.
(2) The treasury stock method was not used for the shares issued to settle the long-term incentive plan liability and the compensatory portion of the stock options granted because the related special compensation charges have been/will be excluded from pro forma net income and, therefore, were not assumed to be proceeds.
(3)   Computed using IPO value per share of $16.00 for 237,897 stock options.
(4) Computed using the average closing value per share for the three months ended December 28, 1996 of $37.554
(5) Computed using the average closing value per share for the twelve months ended December 28, 1996 of $34.129